UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 25, 2013

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12
Austin, Texas 78758
(Address of principal executive offices, including zip code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2013, Rodney Bond indicated that he had decided not to stand for re-election to the Board of Directors (the “Board”) of Active Power, Inc., a Delaware corporation (the “Company”) upon the expiration of his current term at the Company’s annual meeting of stockholders to be held in 2013.

Effective on January 25, 2013, Thomas Patrick Kelly was appointed to the Board.  Mr. Kelly will serve on the Audit Committee of the Board.  Mr. Kelly will receive compensation from the Company for his service on the Board on the same terms as other non-employee members of the Board, which terms are described under the caption “Overview of Director Compensation and Procedures” in the Company’s definitive proxy statement on Schedule 14A filed on April 11, 2012, and currently includes a combination of cash and stock-based incentive compensation.

The press release issued by Active Power on January 25, 2013 announcing Mr. Kelly’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated January 25, 2013, regarding Thomas Patrick Kelly’s appointment to the Board of Directors of Active Power, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: January 25, 2013	By:	/s/ Steven R. Fife
Steven R. Fife Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 25, 2013, regarding Thomas Patrick Kelly’s appointment to the Board of Directors of Active Power, Inc.